EXHIBIT 10.1

SUNRISE SECURITIES CORP [LOGO]

Member NASD/SiPC

 Brian Fox

 President & CEO

 Powder River Basin Gas Corp.

 202, 1212-31 Ave. NE

 Calgary, Alberta, Canada T2E 7S8

INVESTMENT BANKING AGREEMENT

Dear Mr. Fox :

This agreement (“Agreement”) is made and entered into this November 1, 2007, between SUNRISE SECURITIES CORP. (“Sunrise”) and Powder River Basin Gas Corp. (together with all subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this engagement, the “Company”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

The Company hereby engages Sunrise upon the terms and conditions as set forth herein as its exclusive financial advisor and investment banker to render financial and other general advice to the Company including without limitation advice relating to capital structure, enhancing shareholder value and allocation of corporate assets, as well as advice with respect to any Financings or Transactions (each, as defined below) and similar matters upon the terms and conditions set forth herein.  In that regard, Sunrise will assist the Company in identifying, analyzing, structuring, negotiating and financing suitable business opportunities which the Company may take advantage of by purchase or sale of stock or assets, assumption of liabilities, merger, consolidation, tender offer, joint venture, financing arrangement or any similar transaction or combination thereof.  Sunrise understands that the Company may seek financing from time to time in mutually agreed upon dollar amounts from the sale of securities and/or debt of the Company or securitized credit facilities.  It is acknowledged and agreed that any Financing or Transaction is on a best efforts basis only.  This Agreement should not be construed as a firm commitment or guarantee of any Financing or Transaction.  Sunrise and the Company agree and acknowledge that the decision to consummate a Financing or Transaction shall be in the Company’s sole and absolute discretion.  Notwithstanding anything herein to the contrary, the term “exclusive” does not apply to any of the following and Sunrise shall not be entitled to a fee for any of the following: (1) funds raised through marketing programs such as the program with OilPods International Marketing Group, our Asian marketing firm; (2) funds raised through the sale of shares pursuant to the exercise of existing stock purchase options or stock purchase warrants; (3) funds raised through the sale of shares pursuant to employee options granted to directors, employees or other key consultants; (4) funds raised from any transaction with Base Financial or with MI Arvest Bank; and (5) equipment leases or other transactions in the ordinary course of business where the funds raised do not exceed $500,000 and Sunrise is not directly involved in the introduction of the persons or entities funding such transactions.

2.

Except as otherwise specified in Paragraph 6 hereof, this Agreement shall be effective for a period of five (5) years, commencing upon the execution hereof and shall continue thereafter unless and until terminated

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

on thirty days written notice by either party to the other party.  In the event of such termination, the Company shall pay and deliver to Sunrise (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to Paragraph 5 hereof, and (ii) all compensation which may be earned by Sunrise after the Termination Date pursuant to Paragraph 5 or 6 hereof, and shall reimburse Sunrise for all expenses incurred by Sunrise in connection with its services hereunder pursuant to Paragraph 7 hereof.  All such fees and reimbursements due to Sunrise pursuant to the immediately preceding sentence shall be paid to Sunrise on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of any Financing or Transaction or any applicable portion thereof.  Notwithstanding anything expressed or implied herein to the contrary, the terms and provisions of Paragraphs 2, 5, 6, 7, 8, 9, 10, 11, 12 and 13 (including, but not limited to Schedule A attached to this Agreement) shall survive the termination of this Agreement.

3.

During the term of this Agreement, Sunrise shall endeavor to introduce the Company to numerous institutional investors and shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Sunrise shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement.  It is understood and acknowledged by the parties that the value of Sunrise’s advice is not readily quantifiable, and that Sunrise shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing.

4.

Sunrise shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon in writing by Sunrise and the Company.

5.

In consideration for the services rendered by Sunrise to the Company pursuant to this Agreement, the Company shall compensate Sunrise as follows:

A.

Upon the execution hereof, the Company shall sell to Sunrise, or its designees, for an aggregate consideration of $100.00, warrants (the “Advisory Warrants”) to purchase 7,500,000 shares of the Company’s common stock.  The Advisory Warrants shall be exercisable for a period of five (5) years from the date of issuance with an exercise price of $0.25 per warrant and shall contain provisions, including, without limitation, those pertaining to cashless exercise, change of control, anti-dilution protection and piggyback registration rights, customarily contained in warrants received by Sunrise in similar arrangements.

B.

Upon the closing of a Financing, the Company shall pay to Sunrise a financing fee (the “Financing Fee”) that shall be payable in a form determined at the sole election of Sunrise of either (i) a cash fee equal to eight percent (8%) of the gross proceeds in such Financing, or (ii) such number of shares of common stock and/or securities of the Company received by the Investors (as defined below), issued by the Company in such combination to Sunrise and/or its designees as shall be determined at the sole election of Sunrise, equal to seven percent (7%) of the aggregate number of fully diluted and/or converted shares of common stock and/or common stock equivalents as are purchased by Investors (as defined below).  Convertible securities shall be treated as equity for purposes of calculating the Financing Fee.  The Company will pay Sunrise a fee of two percent (2%) for any debt or structured credit facility, plus seven percent (7%) warrants as above.  Securities acquired or otherwise received by financing sources (“Investors”) are referred to as “Securities”.

In addition, at the closing of each equity Financing, the Company shall issue to Sunrise and/or its designees warrants (the “Financing Warrants”) to purchase such number of shares of the common stock of the Company and/or securities received by the Investors, in such combination as shall be determined at the

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

sole election of Sunrise, equal to 7% of the aggregate number of the fully diluted and/or converted shares of common stock and/or common stock equivalents purchased by the Investors (after giving effect to any increase in shares under an anti-dilution or similar provision pursuant to which the number of shares initially acquired is subsequently increased) on the same terms and conditions.  The Financing Warrants shall be purchased for the aggregate amount of $100.00 and shall be exercisable for a period of five (5) years from the date of Closing with an exercise price per share equal to the effective per share price paid by the Investors for the Securities.  The terms of the Financing Warrants shall be set forth in one or more agreements (the “Warrant Agreements”) in form and substance reasonably satisfactory to Sunrise.  The Warrant Agreements shall contain customary terms, including without limitation, provisions for cashless exercise, change of control, price based antidilution, and customary piggyback registration rights.  With respect to funds in escrow, Sunrise’s Financing Fee shall be calculated and paid in full at the Company’s first closing upon such funds.  In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Sunrise shall be entitled to a full fee as provided under Paragraph 5 hereof, upon the receipt of proceeds by the Company from the exercise of any of the Securities (i.e. options, warrants, and/or similar securities).

For the purposes of this Agreement, the term “Financing” shall mean any debt financing or equity investment in the Company other than a transaction as set forth in Paragraph 5C below, or any combination thereof (i.e., where the funds are received by the Company, as distinct from funds received by selling shareholders).  Without limiting the foregoing, Financing shall include lease financing, vendor financing, government sponsored financing or any similar transaction or combination thereof.  Sunrise’s fee shall be based upon the percentages set forth in this Paragraph 5B above of the gross total credit facility before any deductions, including but not limited to fees, deposits, transaction expenses, reserves, insurance or other amounts withheld or paid by the lender/Investor/facility provider.  Financing shall be deemed to include total value of Securities sold directly or indirectly, in connection with the Financing, including proceeds received by the Company upon exercise of options, warrants and/or similar securities, and any amounts paid into escrow and any amounts payable in the future whether or not subject to any contingency.

Upon the consummation of any transaction involving the Company other than the Financing or any financing transaction in lieu of the Financing for which the discussions were conducted during the term of this Agreement by the Company or by Sunrise on behalf of the Company, including, without limitation, any merger, acquisition or sale of stock or assets (whether the Company is the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, a “Transaction”), then, if any such Transaction is consummated, the Company shall pay to Sunrise a fee equal to 1% of the amount of the consideration paid or received by the Company and/or its shareholders in such Transaction, such fee to be payable in cash at the closing to which it relates.  The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received, directly or indirectly, by the Company and/or its shareholders in such Transaction, including, without limitation, cash, securities, notes or other evidences of indebtedness, assumption of liabilities (by operation of law or otherwise), or any combination thereof.  If all or portion of the consideration paid in the Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Transaction is consummated as mutually agreed upon in good faith by the Company and Sunrise.  If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation of the Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Transaction; provided, however, that if such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Transaction, then the value thereof shall be the average of the closing prices for the 20

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

trading days subsequent to the fifth trading day after the consummation of the Transaction (in which event, the fee payable to Sunrise pursuant to this Paragraph 5 shall be paid on the 30th trading day subsequent to consummation of the Transaction).  If no public market exists for the common stock, options, warrants or other rights issued in the Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company and Sunrise.  If the non-cash consideration paid in the Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Transaction or exists thereafter), the value thereof shall be the maximum liquidation value (without regard to accrued dividends) of the preferred stock or principal amount of the debt securities, as the case may be.  Any amounts payable by a purchaser to the Company, any shareholder of the Company or an affiliate of either the Company or any shareholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement (or payable by the Company or any subsidiary or affiliate of the Company if the Company or any subsidiary or other affiliated entity is the acquiring entity) shall be deemed to be part of the consideration paid in the Transaction.  If all or a portion of the consideration payable in connection with the Transaction includes contingent future payments, then the Company shall pay to Sunrise, upon consummation of such Transaction, an additional cash fee, determined in accordance with this Paragraph 5, as, when and if such contingency payments are received.  However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay Sunrise, upon consummation of the Transaction, a cash fee determined in accordance with this Paragraph 5 based upon the present value of such installment payments using a discount rate of 10%.  If with respect to any non-cash consideration the Company and Sunrise are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Sunrise (the fees and expenses of whom shall be borne equally by the Company and Sunrise).

C.

In the event that the Company completes a transaction in lieu of any Financing or Transaction for which Sunrise is entitled to compensation or otherwise renders services during the course of this engagement to which clause “A” or “B” of this Paragraph 5 do not apply (e.g. a fairness opinion), Sunrise shall receive a customary investment banking fee to be mutually agreed upon between Sunrise and the Company based on the nature and type of services rendered.

6.

 In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Sunrise shall be entitled to a full fee as provided under Paragraph 5 hereof, for any Financing or Transaction for which the discussions were conducted during the term of this Agreement by the Company or by Sunrise on behalf of the Company and which, within a period of eighteen (18) months after non-renewal or termination of this Agreement, is either consummated or a definitive agreement relating to such Financing or Transaction is entered into by the Company.  Upon termination of this Agreement, Sunrise shall provide the Company with a written list (which List shall be deemed to include all of such parties’ respective subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this Agreement, collectively, the “List”) of parties which List shall govern the operation of this Paragraph.

7.

In addition to the fees payable hereunder, and regardless whether any Financing or Transaction set forth in Paragraph 5 hereof is proposed or consummated, the Company shall reimburse Sunrise, on an “as incurred” basis, for all reasonable fees and disbursements of Sunrise’s outside counsel and Sunrise’s reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Sunrise pursuant to this Agreement, including without limitation, background searches, filing fees, printing and duplicating costs, postage, hotel, food and associated expenses including long-distance telephone calls; provided that to the

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

extent such reimbursements referenced in this Paragraph 7 exceed $15,000 in the aggregate, they, thereafter, shall be subject to the Company’s prior approval.

8.

The Company acknowledges that all opinions and advice (written or oral) given by Sunrise to the Company in connection with Sunrise’s engagement are intended solely for the benefit and use of the Company in considering the transaction or financing to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Sunrise to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Sunrise, or use Sunrise’s name in any annual reports or any other reports or releases of the Company without Sunrise’s prior written consent, which shall not be unreasonably withheld.

9.

The Company acknowledges that Sunrise and its affiliates are in the business of providing financial services and consulting advice to others.  Nothing herein contained shall be construed to limit or restrict Sunrise in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company’s business and properties.

10.

The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Sunrise will use and rely on data, material and other information furnished to Sunrise by the Company.  The Company acknowledges and agrees that in performing its services under this engagement, Sunrise may rely upon the data, material and other information supplied by the Company without independently verifying its accuracy, completeness or veracity, except to the extent Sunrise has actual knowledge to the contrary.  The Company represents and warrants to Sunrise that all such information concerning the Company provided by the Company in response to requests made by Sunrise or otherwise, will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.   Sunrise shall be under no obligations to make an independent appraisal of assets or an investigation or inquiry as to any information regarding, or any representations of, any other participant in a Financing or Transaction, and shall have no liability with regard thereto.  The Company acknowledges and agrees that Sunrise will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Sunrise of the Company or its business or assets.  If, in Sunrise’s opinion after completion of its due diligence process, the condition of the Company, financial or otherwise, and its prospects are not substantially as represented or do not fulfill Sunrise’s expectations, Sunrise shall have the sole discretion to review and determine its continued interest in proposed Financings or Transactions.  The Company further represents and agrees that (i) the Company is not obligated to pay any finder in connection with any proposed Financing or Transaction pursuant to this Agreement and in any and all events that any parties other than Sunrise (“Other Parties”) seek compensation relating to the closing of any proposed Financing or Transaction, Sunrise shall be entitled to receive its full compensation from the Company as set forth in this Agreement and that Sunrise shall have no obligation whatsoever to pay any Other Parties, (ii) the Company shall deliver at the closing of each Financing conducted hereunder (a) a certificate of each of the Company's President and Treasurer to the effect that the Company’s information provided to the Investors does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all necessary corporate approvals have been obtained to enable the Company to deliver the Securities in accordance with the terms of the Financing, and (b) a 10b-5 opinion of counsel for the Company (which, in the event of a merger, consolidation or similar transaction, shall be provided on the combined company) satisfactory to Sunrise to

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

the effect that the Company’s information provided to the Investors does not (except with respect to the financial statements or forecasts as to which no opinion need be expressed) contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and such other opinions as Sunrise  and/or Sunrise’s counsel shall reasonably require, (iii) as of the date hereof and except as set forth in Exhibit A, there is no litigation pending or involving the business or property of the Company, (iv) the Company owns or possesses free of all encumbrances its assets, trademarks, patents, and copyrights necessary to conduct its business, (v) all taxes which are due and payable by the Company have been paid in full and the Company has no tax deficiency or claims outstanding or proposed against it, (vi) the financial statements of the Company present the financial position as of the date hereof and such financial statements have been prepared in accordance with generally accepted accounting principals, (vii) any Financing or Transaction shall only be conducted and closed, at the sole expense of the Company, through an escrow account and escrow agent that are both pre-approved by Sunrise, (viii) all “blue sky” legal work shall be performed by the Company’s counsel at the Company’s sole expense and (ix) upon the closing of a Financing or Transaction by the Company during the term of this Agreement, the Company agrees that for a period of eighteen (18) months following expiration or termination of this Agreement, Sunrise shall have the first right of refusal to act as the Company’s sole and exclusive agent for all Financings or Transactions pursuant to the terms of this Agreement.

11.

Since Sunrise will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Sunrise have entered into a separate indemnification agreement substantially in the form attached hereto as Schedule A and dated the date hereof, providing for the indemnification of Sunrise by the Company.  Sunrise has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

12.

Sunrise shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof.  It is expressly understood and agreed to by the parties hereto that Sunrise shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

13.

A.  This Agreement and the Schedule A attached hereto constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

B.  Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

if to the Company, to:

Powder River Basin Gas Corp.

202, 1212-31 Ave. NE

Calgary, Alberta, Canada T2E 7S8

Attn:  Mr. Brian Fox, President &CEO

if to Sunrise, to:

SUNRISE SECURITIES CORP.

641 Lexington Ave., 25th Floor

New York, New York  10022

Attn:

Nathan Low, President

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

C.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

D.  This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.  This Agreement may be executed and delivered by exchange of facsimile copies showing the parties’ signatures, and those signatures need not be affixed to the same copy.  The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same Agreement requiring no further execution.

E.  No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

F.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles.  The parties hereby agree that any dispute which may arise between them arising out  of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 13B hereof.

G.  Since an important part of the offering process is for the Company to appropriately and accurately describe the background of the principals of the Company, the Company shall engage and pay for an investigative search firm of Sunrise’s choice to conduct an investigation of such principals of the Company as shall be mutually selected by Sunrise and the Company.  The costs for such investigation are anticipated to not exceed $2,500 per individual.

The parties hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of or in connection with this Agreement.

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

If the foregoing correctly sets forth the understanding between Sunrise and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

SUNRISE SECURITIES CORP.

By Its Authorized Signatory:

By:/s/Nathan Low

Nathan Low

President

Accepted and Agreed:

By Its Authorized Signatory:

POWDER RIVER BASIN GAS CORP.

By:/s/Brian Fox

Name: Brian Fox

Title:President

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

EXHIBIT 10.1

SUNRISE SECURITIES CORP [LOGO]

Member NASD/SiPC

SCHEDULE A

Indemnification Provisions

In connection with the engagement of SUNRISE SECURITIES CORP. (‘Sunrise”) by Powder River Basin Gas Corp. (the “Company”) pursuant to a letter agreement dated October ___, 2007 between the Company and Sunrise as it may be amended from time to time (the “Letter Agreement”), the Company, hereby agrees as follows:

1.

In connection with or arising out of or relating to the engagement of Sunrise under the Letter Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Letter Agreement, the Company agrees to reimburse Sunrise, its affiliates and their respective directors, officers, employees, agents and controlling persons (each an “Indemnified Party”) promptly upon demand for actual, out-of-pocket expenses (including reasonable fees and expenses for legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect thereof (collectively, a “Claim”).  The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all out-of-pocket losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened) to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this Schedule in respect of any loss, claim, damage or liability to the extent that such loss, claim, damage or liability was incurred as a direct result of the willful misconduct or gross negligence of such Indemnified Party , as determined by binding arbitration ..

2.

The Indemnified Parties, as a group, shall have the right to retain one separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim.  The Company shall pay the reasonable fees and expenses of such legal counsel, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with the Company and any legal counsel designated by the Company ..  To the extent that any particular Indemnified Party deems it necessary or appropriate to engage its own counsel, the Company shall have no duty to indemnify or reimburse that party for any fees or expenses incurred by such party with respect to its own counsel ..

3.

The Company will not, without the prior written consent of each Indemnified Party settle, compromise or consent to the entry of any judgement in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person against whom such Claim may be brought hereunder from any and all liability arising out of such Claim.

4.

In the event the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party’s losses, claims, damages and liabilities as to which the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient (i) in such portion as appropriately reflects the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters as to which losses, claims, damages or liabilities relate, or (ii) if the allocation provided by (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also  the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, as well as any other equitable considerations.  The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other out-of-pocket fees and expenses incurred in defending any litigation, proceeding or other action or claim.  Notwithstanding the provisions hereof, Sunrise’s share of the

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

liability hereunder shall not be in excess of the amount of fees actually received by Sunrise under the Letter Agreement (excluding any amounts received as reimbursement of expenses by Sunrise).

5.

It is understood and agreed that, in connection with Sunrise’s engagement by the Company under the Letter Agreement, Sunrise may also be engaged to act for the Company in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements.  These Indemnification Provisions shall apply to the engagement under the Letter Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages Sunrise to act as a dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish an opinion letter, such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed upon.

6.

These Indemnification Provisions shall remain in full force and effect in connection with the transaction contemplated by the Letter Agreement whether or not consummated, and shall survive the expiration of the period of the Letter Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise.

7.

Each party hereto consents to personal jurisdiction and service of process and venue in any court in the State of New York in which any claim for indemnity is brought by any Indemnified Person.

8.

These Indemnification Provisions may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  These Indemnification Provisions may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

SUNRISE SECURITIES CORP.

By Its Authorized Signatory:

By:

_________________________

Nathan Low

President

CORPORATE NAME

By Its Authorized Signatory:

By:

_________________________

Name:

Title:

2

Sunrise Securities Corp.

641 Lexington Ave., 25th Floor, New York, NY 10022

EXHIBIT A

The Company is named as a defendant in the following litigation:

Mader v. Powder River Basin Gas Corp., Johnson County, Wyoming, CV 2007-0085 Plaintiff claims to have loaned $100,000 to the Company in January 2001. The Company has no records of such a loan. Brian Fox purchased a large block of common stock of the Company from Imperial Petroleum, Inc. with usual and customary representations and warranties.  No disclosure was made of this loan. Attempts to resolve this matter by agreement have been unsuccessful.

Tripovich v. Affiliated Holdings, Inc. et al., 16th Judicial District Court, Parish of St. Martin, Case No. 72217.  Plaintiff claims to have contracted leukemia by exposure to benzine while working in the oil patch in Louisiana.  He has named Powder River along with over 100 other oil and gas companies which operate in Louisiana as defendants.  The Company owns a working interest in the Leonard Heirs Project (consisting of 9 wells) in Acadia Parish, LA, and a working interest in the Spring Hill Project  (consisting of 16 wells) located in Webster and Bossier Parishes, LA.  The Company does not operate any properties in LA. The Company records contain no reference to Plaintiff.  Delta Petroleum operates the Spring Hill Project, and Ken Tally and his company operated the Leonard Heirs Project.  This case is in the first  preliminary discover stage.   The Company knows of no basis for liability to Plaintiffs in this case.